EXHIBIT 99.1 New Investors Bancorp, Inc. Increases Maximum Purchase Limitations

SHORT HILLS, NJ, April 17, 2014 (PR NEWSIRE) – Investors Bancorp, Inc. (the "Company") (Nasdaq:ISBC), an existing Delaware corporation, announced today that New Investors Bancorp, Inc. (“New Investors Bancorp”), the proposed holding company for Investors Bank, has increased the maximum purchase limitations for its second step conversion stock offering. The maximum purchase limitations have increased from 265,000 shares ($2.65 million) to 800,000 shares ($8.0 million) for individual purchasers and from 800,000 shares ($8.0 million) to 5,000,000 shares ($50.0 million) for purchasers acting together with others, in all categories of the offering combined. Consistent with the prospectus dated March 13, 2014, only those persons who subscribed for the maximum purchase limit in the subscription offering (which expired April 11) and indicated on the stock order form a desire to purchase additional shares if the maximum purchase limits were increased (“Maximum Subscribers”) will be resolicited. Supplemental stock order forms are being distributed to Maximum Subscribers.  The properly completed supplemental stock order forms for any increased orders, together with full payment, will be due (not postmarked) by 2:00 p.m., New York Time, on April 24, 2014. All other eligible subscribers who properly completed and timely submitted a stock order form will be allocated the number of shares of common stock requested in their stock order form.

The completion of the conversion and offering remains subject to, among other things, selling a minimum of 170,000,000 shares in the offering, and the receipt of the approval of the depositors of Investors Bank and of the stockholders of Investors Bancorp, Inc.

A Stock Information Center will remain open to handle any inquiries regarding the new limitations. The Stock Information Center’s telephone number is (800) 945-8598. Hours of operation will be from 10:00 a.m. to 4:00 p.m., Monday through Friday, except bank holidays.

About Investors Bancorp

Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey and over 129 offices located throughout New Jersey and New York. Investors Bank’s deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Investors Bancorp and Investors Bank on the internet at www.myinvestorsbank.com under About Us.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus, and any related prospectus supplement, forming part of the registration statement.

A proxy statement/prospectus concerning the conversion has been filed with the United States Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company and Investors Bancorp free of charge at the Securities and Exchange Commission's website, www.sec.gov. In addition, these documents are available free of charge from the Corporate Secretary of the Company at 101 JFK Parkway, Short Hills, NJ 07078, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies from the stockholders of the Company in favor of the conversion. Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

CONTACT: Domenick A. Cama, ISBC Investor Relations
(973) 924-5105
dcama@myinvestorsbank.com

SOURCE Investors Bancorp, Inc.